77C Matters submitted to a vote of security holders

An Important Notice to Shareholders

of the Monteagle Informed Investor Growth Fund

March 26, 2010

Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of the issues to be voted on.

Q.  What are the shareholders being asked to vote on at the upcoming special meeting on April 16, 2010?

A.  Shareholders of the Monteagle Informed Investor Growth Fund (the "Fund") are being asked to approve a change in the Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  To be a "diversified" fund under Section 5 of the 1940, the Fund must, with respect to 75% of its total assets, be invested in cash and cash items, Government securities, securities of other investment companies, and other securities (limited to an amount invested in the securities of any one company to an no greater than 5% of its total assets).  Under Section 5 of the 1940 Act a "non-diversified" company is a company other than a diversified company.  In other words, shareholders are being asked to approve a reduction from 75% of total assets to 50% of total assets where the limit on the amount invested in the securities of any one company is no greater than 5% of its total assets.

The Board of Trustees recommends that you vote FOR the proposal for your fund.  Please refer to the Proxy Statement for a detailed explanation of the items you are being asked to vote on.

Q.  Why is a vote on the diversification policy required?

A.  It is required by law. Under Section 13(a)(1) of the 1940 Act the Requested Change must be approved by vote of a majority of the Fund's outstanding shares.

Q.  How does the Board of Trustees suggest that I vote in connection with the proposal?

A.  After careful consideration, the Board of Trustees unanimously recommends that you vote “FOR” the approval of the proposal.

Q.  Will my vote make a difference?

A.  Your vote is needed to ensure that the proposal can be acted upon.  Additionally, your immediate response will help save on the costs of any future solicitations for these shareholder votes.  We encourage all shareholders to participate in the governance of their fund.

Q.  How can I vote?

A.  You can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope.

Q.  If I send in my voting instructions now as requested, can I change my vote later?

A.  Yes, you may change your vote at any time before the special meeting by sending a written revocation to the Secretary of the Monteagle Funds at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090.

Q.  Whom should I call about additional information relating to this Proxy Statement?

A.  For additional information, please call Shareholder Services at 888-263-5593, or contact your financial adviser.

MONTEAGLE INFORMED INVESTOR GROWTH FUND

A Message from the Fund’s President

March 26, 2010

Dear Shareholder:

I am writing to you to ask you to instruct your fund as to how to vote on important matters that affect your investment in the Monteagle Informed Investor Growth Fund.  You may provide your instructions by filling out and signing the enclosed proxy card.

We are asking for your vote on the following proposal:

1.
To approve a change in the Monteagle Informed Investor Growth Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended; effective when the Fund’s prospectus is supplemented.

The Board recommends that you vote FOR the proposal.

Included in this booklet is information about the upcoming shareholders’ meeting on April 16, 2010:

•	A Notice of a Special Meeting of Shareholders, which summarizes the proposal for which you are being asked to vote; and

•	A Proxy Statement, which provides detailed information on the specific proposal to be considered at the special shareholders’ meeting, and why the proposal is being made.

We need your instructions and urge you to review the enclosed materials thoroughly.  Once you’ve determined how you would like your interests to be represented, please promptly complete, sign, date and return the enclosed proxy card.  A postage paid envelope is enclosed.

Your prompt return of the enclosed proxy card may save the necessity and expense of further solicitations.  Your vote is important to us.

We appreciate the time and consideration I am sure you will give these important matters.  If you have questions about the proposal, please call Shareholder Services at 888-263-5593, or contact your financial adviser.  Thank you for your continued support of the Monteagle Funds.

Sincerely yours,
Paul B. Ordonio, JD
President

MONTEAGLE INFORMED INVESTOR GROWTH FUND

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

This is the formal agenda for the Monteagle Informed Investor Growth Fund’s Special Meeting of Shareholders (the “Meeting”).  It tells you what proposal will be voted on and the time and place of the Meeting, in the event you choose to attend in person.

To the Shareholders of the Monteagle Informed Investor Growth Fund:

The Meeting will be held at Matrix Capital Group located at 630 Fitzwatertown Road, Building A, 2nd, Floor, Willow Grove, Pennsylvania 19090, on April 16, 2010 at 10:00 a.m. Eastern time, to consider the following proposal:

1.
To approve a change in the Monteagle Informed Investor Growth Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended; effective when the Fund’s prospectus is supplemented.

The Board recommends that you vote FOR the proposal.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Holders of record of shares of the Fund at the close of business on March 22, 2010 (the “Record Date”) are entitled to notice of, and to vote at this Meeting and at any adjournments or postponements thereof.  Shareholders of the Monteagle Informed Investor Growth Fund will vote for the proposal.

In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies as to any proposal.  Any adjournment of the Meeting for the further solicitation of proxies as to any proposal will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned.  The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment.  A shareholder vote may be taken on any proposal in this Proxy Statement prior to such adjournment.  Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

MONTEAGLE FUNDS
By order of the Trustees,

/S/ Dave Ganley

March 26, 2010
Dave Ganley
Secretary

WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

MONTEAGLE INFORMED INVESTOR GROWTH FUND

630 Fitzwatertown Road, Building A, 2nd Floor
Willow Grove, Pennsylvania 19090

PROXY STATEMENT

March 26, 2010

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Monteagle Funds (the “Trust”) for use at the Special Meeting of Shareholders (the “Meeting”) of the Monteagle Informed Investor Growth Fund (the “Fund”), series of the Trust.  The Meeting is to be held at Matrix Capital Group located at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090 at 10:00 a.m. Eastern time.

This Proxy Statement, along with the Notice of Special Meeting and the proxy card, is being mailed to shareholders on or about March 26, 2010.  It explains concisely what you should know before voting on the proposal described in this Proxy Statement.  Please read it carefully and keep it for future reference.

The Meeting is being held to consider the following proposal and such other matters as may properly come before the Meeting or any adjournments thereof:

1.
To approve a change in the Monteagle Informed Investor Growth Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended; effective when the Fund’s prospectus is supplemented.

The Board recommends that you vote FOR the proposal.

Shareholders of record at the close of business on March 22, 2010 are entitled to notice of and to vote at the Meeting.

PROPOSAL 1:

Shareholders of the Monteagle Informed Investor Growth Fund (the "Fund") are being asked to approve a change in the Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended ("1940 Act").

On or about January 27, 2010, T.H. Fitzgerald & Co. (“THF” or “the Subadviser”), the Subadviser to the Fund, requested to change the diversity restriction in the portfolio to enhance its ability to manage the portfolio (the “Requested Change”).  Under Section 13(a)(1) of the 1940 Act the Requested Change must be approved by vote of a majority of the Fund's outstanding shares.  The Board of Trustees approved the Requested Change associated with the Fund subject to Shareholder approval.  Shareholders of the Fund are being asked to approve the Requested Change requested by THF.

Shareholders of the Monteagle Informed Investor Growth Fund (the "Fund") are being asked to approve a change in the Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  To be a "diversified" fund under Section 5 of the 1940, the Fund must, with respect to 75% of its total assets, be invested in cash and cash items, Government securities, securities of other investment companies, and other securities (limited to an amount invested in the securities of any one company to an no greater than 5% of its total assets).  Under Section 5 of the 1940 Act a "non-diversified" company is a company other than a diversified company.

To qualify as a "regulated investment company" (a "RIC") under the Section 851 of the Internal Revenue Code ("IRC") the Fund must, with respect to 50% of its total assets, be invested in cash and cash items, Government securities, securities of other investment companies, and other securities (limited to an amount invested in the securities of any one company no greater than 5% of its total assets).  The Fund intends to qualify as a RIC under the IRC.

In other words, shareholders are being asked to approve a reduction from 75% of total assets to 50% of total assets where the limit on the amount invested in the securities of any one company is no greater than 5% of its total assets.

The factual setting that precipitated THF's request was the limitation on the number of holdings in the portfolio that could exceed 5% of total assets.  For example, six portfolio holdings, each representing 4% of the Fund's total assets (24% in the aggregate), could have an increase in market value resulting in each of the holdings constituting 6% of the Fund's total assets (36% in the aggregate).  In such a situation, to comply with the Fund's policy to have a "diversified" portfolio, THF would be required to sell some of the portfolio holdings to reduce the number of holdings in the portfolio that could exceed 5% of total assets even if THF believed the holdings would continue to appreciate.  If the Fund was "non-diversified," there would be no need to sell-- that is, the portfolio holdings could be held until THF determines that they reached their optimum appreciation.

The following table is presented to provide you with a picture of the differences between a diversified and non-diversified fund.

	Diversified	Non-Diversified
Portion of Fund where "other securities" are limited to an amount invested in the securities of any one company no greater than 5% of its total assets	75%	50%

Number of securities of any one company representing 20% of Fund's total asset	1	2
Number of securities of any one company representing 10% of Fund's total asset	2	5
Number of securities of any one company representing 8% of Fund's total asset	3	6
Number of securities of any one company representing 6% of Fund's total asset	4	8
Number of securities of any one company representing 5% of Fund's total asset	20	20

The purpose of diversification in investment strategies is to reduce the risk of loss tied to an event of the failure of (or poor performance of) a company whose securities are held in the Fund.  If the Requested Action is approved, the amount of diversification required would be reduced.  To the extent the Fund's portfolio is composed of securities issued by fewer companies, the Fund's exposure to the success or failure of those companies is increased.  In this regard it is important to remember that the Fund is also subject to policies limiting exposure to any one industry or group of related industries to 25% of total assets; and, if the 25% threshold is exceeded due to market appreciation, the portfolio manager shall commence an orderly reduction in holdings to bring the aggregate investment in any industry or group of related industries to below 25%.

If the Requested Action is adopted, the Fund's investment objective will not change.  The portfolio will still be managed by THF; and the strategies employed by THF will not change.  Your investment in the Fund will not change as a result of the Requested Change.  You will still own the same shares in the Fund, and the value of your investment will not change as a result of the Requested Change.

The Board of Trustees considered the Requested Action at its January 27, 2010, meeting.  Based on the information considered, the Board determined that the change in diversification policy would benefit the Fund and its shareholders and approved the Requested Change subject to Shareholder approval.  As stated above, under Section 13(a)(1) of the 1940 Act the Requested Change must be approved by vote of a majority of the Fund's outstanding shares.  If proposal is approved, it become effective when the Fund’s prospectus is supplemented.

The Board recommends that you vote FOR the approval of the diversification policy for your Monteagle Informed Investor Growth Fund.

ADDITIONAL INFORMATION

Information About Voting and the Special Shareholder Meeting

General. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Trust for use at the Meeting of the Fund.  The Meeting will be held at Matrix Capital Group located at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090, on  April 16, 2010 at 10:00 a.m. Eastern time.  The Notice of the Special Meeting of Shareholders, the Proxy Statement and the enclosed form of proxy or voting instruction form are being mailed to shareholders on or about March 26, 2010.

Only shareholders of record of the Fund at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.  Each share is entitled to one vote, with fractional shares voting proportionally.

As of the Record Date, each Fund had the following shares outstanding:

Fund	Number of Shares

Monteagle Informed Investor Growth Fund	1,870,408.397

Investment Subadviser.  T.H. Fitzgerald & Co., located in Naugatuck, Connecticut, is the  Subadviser of the Monteagle Informed Investor Growth Fund.  The firm was founded in 1959 and is a registered investment adviser managing over $100 million for large institutional accounts.

Investment Adviser.  Nashville Capital Corporation manages the Monteagle Informed Investor Growth Fund’s affairs.  Nashville Capital Corporation has contracted with T.H. Fitzgerald & Co. to manage the Monteagle Informed Investor Growth Fund’s portfolio and subadvisory day-to-day functions. Nashville Capital Corporation is located at 209 10th Avenue South, Suite 332, Nashville, Tennessee 37203.

Principal Underwriter.  Matrix Capital Group is the principal underwriter for the Trust and agent for the distribution of the Monteagle Informed Investor Growth Fund’s shares.  Matrix Capital Group is located at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090.

Administrator.  Matrix Capital Group serves as fund accountant, Transfer Agent and Administrator for the Trust.  Matrix Capital Group is located at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090.

Custodian.  Huntington National Bank serves as custodian for the Trust.

Expenses.  The cost of preparing, printing and mailing the enclosed proxy card and Proxy Statement, and all other costs incurred in connection with the solicitation of this special proxy for the Monteagle Informed Investor Growth Fund, will be paid by the Subadviser.  The total costs are estimated to be $3,000.

Required Vote and Quorum.  Approval of the proposal requires the affirmative vote of a “majority of the outstanding voting securities” of a Fund, provided a quorum is present.  The term “majority of the outstanding voting securities,” as defined in the 1940 Act, and as used in this Proxy Statement, means:  the affirmative vote of the lesser of (1) 67% of the voting securities of a Fund present at the Meeting if more than 50% of the outstanding voting securities of a Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of a Fund.

A quorum to conduct business consists of a majority of the shares entitled to vote at a shareholder meeting.  A lesser number is sufficient for adjournments.

For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “nonvotes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.  Accordingly, shareholders are urged to forward their voting instructions promptly.  Abstentions and broker nonvotes will have the effect of a “no” vote.

Revocation of Proxies and Voting Instructions.  Proxies may be revoked at any time before they are voted by a written revocation received by the Secretary of the Trust at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090.

Proposal of Shareholders.  The Trust does not generally hold annual shareholders’ meetings, but will hold special meetings as required or deemed desirable.  Because the Trust does not hold regular shareholders’ meetings, the anticipated date of the next shareholders’ meeting (if any) cannot be provided.  Shareholders wishing to submit proposal for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Trust should send their written proposal to the Secretary of the Trust at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090.  Proposal must be received in a reasonable time before the Trust begins to print and mail its proxy materials for the meeting.  The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Special Meeting.  The Board is not aware of any matters that will be presented for action at the Meeting other than those set forth herein.  Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL AND SEMI-ANNUAL REPORT.  SHAREHOLDERS CAN REQUEST A COPY BY (1) CALLING 1-888-263-5593 OR (2) WRITING TO THE FUND AT 630 FITZWATERTOWN ROAD, BUILDING A, 2ND FLOOR, WILLOW GROWVE, PENNSYLVANIA 19090.  IF SEVERAL SHAREHOLDERS LIVING AT THE SAME ADDRESS RECEIVE ONLY ONE COPY OF THE PROXY MATERIALS, THEY SHOULD CONTACT THE FUND TO REQUEST ADDITIONAL SETS.

The Board recommends that you vote FOR the proposal.

Please complete, sign and return the enclosed proxy card promptly.  No postage is required if mailed in the United States.

By order of the Board,

/S/ Dave Ganley

Dave Ganley
Secretary

EXHIBIT A

630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090

PROXY

MONTEAGLE INFORMED INVESTOR GROWTH FUND

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
FOR A SPECIAL MEETING OF SHAREHOLDERS, APRIL 16, 2010

A Special Meeting of shareholders will be held at Matrix Capital Group located at 630 Fitzwatertown Road, Building A, 2nd Floor, Willow Grove, Pennsylvania 19090 on April 16, 2010 at 10:00 a.m. Eastern time.  At this meeting, you will be asked to vote on the proposal described in the proxy statement attached. The undersigned hereby appoints Dave Ganley, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the Special Meeting of shareholders to be held on April 16, 2010, or any adjournment or adjournments thereof.

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

Date:

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON LEFT. (Please sign in Box)

NOTE:  PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY.  IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN THE PROXY, IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.   [X]

PLEASE DO NOT USE FINE POINT PENS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Properly executed proxies will be voted as specified.  If no specification is made, such shares will be voted “FOR” the proposal set forth in this proxy.

1.
To approve a change in the Monteagle Informed Investor Growth Fund's fundamental policy regarding diversification -- that is, to change the Fund's subclassification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended; effective when the Fund’s prospectus is supplemented.
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PLEASE SIGN ON REVERSE SIDE

SPECIAL MEETING OF SHAREHOLDERS
April 16, 2010
OATH OF INSPECTOR OF ELECTION AND BALLOTS

I, Kari L. Thompson duly appointed to serve as Inspector of Election and Ballots at the Special Meeting of Shareholders (the “Special Meeting”) of Monteagle Informed Investor Growth Fund held on April 16, 2010, at the offices of Matrix Capital Group, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, being duly sworn, according to law, hereby promise and swear that I will faithfully, honestly and impartially perform the duties of Inspector of Election and Ballots, and to the best of my skills and abilities, conduct the actions to be taken with respect to the proposals set forth in the Proxy Statement dated March 26, 2010.

/s/ Kari Thompson
Kari L. Thompson

Subscribed and sworn to before me
this 16th day of April, 2010.

/s/ Lisa A. Ruczynski
Notary Public

My commission expires:

(notary seal on original document)

BALLOT
Monteagle Informed Investor Growth Fund

Special meeting of shareholders
April 16, 2010

_________________________________

Record Date	March 22, 2010

Meeting Date:	April 16, 2010

Mail Date:	March 26, 2010

Outstanding Shares	1,870,408.397

Need for Quorum (50.1%)	937,074.607

The undersigned, Kari L. Thompson, having been duly appointed Inspector of Election for the special meeting of shareholders of the Monteagle Informed Investor Growth Fund held on April 16, 2010 does hereby CERTIFY:

That at said meeting vote of the stockholders in all classes of the Monteagle Informed Investor Growth Fund entitled to vote in person or by proxy was duly taken by ballot with respect to the adoption of proposals mailed to shareholders on March 26, 2010;

That said vote was conducted by the undersigned and that as such Inspector the undersigned examined the written proxies of stockholders represented by proxy and counted all ballots cast;

That the number of all classes of  fund shares issued and outstanding and entitled to vote upon said proposals was 1,870,408.397; and

That 1,113,514.138 shares voted for the proposals as follows:

Proposal 1
Change the Fund’s sub classification from diversified to non-diversified

FOR	1,112,997.687	99.95%
AGAINST	____516.451
ABSTAIN	_________0

IN WITNESS WHEREOF, I have made out this certificate accordingly and have subscribed my name hereto and have delivered the same to the Secretary of the Monteagle Funds.

/s/ Kari L. Thompson
Kari L. Thompson

Received the above certificate this
16th Day of April 2010

/s/ David F. Ganley
David F. Ganley, Secretary

Special Meeting of Shareholders
April 16, 2010
Minutes

I.	Announcement of Special Meeting of Shareholders.

Paul B. Ordonio, President of the Monteagle Funds, welcomed all to the meeting. The meeting was convened at 10:00 a.m., Eastern Daylight Saving Time pursuant to proper Notice.

II.	Introduction of Trustees and Other Persons in Attendance.

Attendees were canvassed and the following individuals duly noted:

David F. Ganley, Secretary and AML Compliance Officer of the Funds
Kari L. Thompson, Matrix Capital Group.

For the record, no Trustees or other Shareholders were in attendance.

III.	Appointment of the Recording Secretary.

The President appointed Dave Ganley to act as Secretary of the Meeting and to record the proceedings for the minute books of the Trust.

The following documents were presented to the Secretary of the Meeting with instructions that said documents be attached as exhibits to the minutes of the Meeting:

1.	Copy of the Notice of Special Meeting of Shareholders, Proxy Summary and Proxy Statement, all dated March 26, 2010.
2.	Copy of the Form of Proxy for the Special Meeting as solicited by the Board of Trustees.

IV.	Appointment of Inspector of Elections.

The President appointed Kari Thompson to act as Inspector of Elections.

Mrs. Thompson accepted the appointment and submitted the following documents to the Secretary of the meeting and directed the Secretary to attach said documents as exhibits to the minutes of the Meeting:

1.	Verified Oath of Office
2.	Affidavit of Mailing of Proxy
3.	Report of the Inspector of Elections / Certification of Vote

V.	Announcement of Quorum or Adjournment.

The President requested that the Inspector of Elections indicate whether a quorum is present for purposes of this meeting.  Mrs. Thompson responded affirmatively and specifically that a quorum of shareholders for the Monteagle Informed Investor Growth Fund present in person or by proxy for purposes of the meeting.

The President thereby acknowledged a quorum being present in person or proxy and proceeded with the first order of business.

VI.
First Order of Business – To approve a change in the Monteagle Informed Investor Growth Fund’s fundamental policy regarding diversification – that is, to change the Fund’s sub classification from diversified to non-diversified, as defined in Section 5(b) of the Investment Company Act of 1940, as amended; effective when the fund’s prospectus is supplemented.

The President called the first order of business and outlined Proposal #1:

Shareholders are being asked to approve a reduction from 75% of total assets to 50% to total assets where the limit on the amount invest in the securities of any one company is no greater than 5% of its total assets.  The fund will effectively become a non diversified company.

The President called for the votes of the shareholders with respect to the Proposal for the Monteagle Informed Investor Growth Fund.  The votes were duly compiled and cast either in person or by proxy and announced by Mrs. Thompson.

The President requested all shareholders present that had not already voted in person or by proxy, or who wish to change a vote previously placed, to please stand and be recognized, and cast a vote.  There being no further votes cast upon the proposal, the President declared the polls closed, and requested the Inspector of Elections to tabulate the ballots and announce and certify the results of the vote.

Mrs. Thompson represented that a quorum of shareholders of the Monteagle Informed Investor Growth Fund present in person or by proxy, and a majority of votes of the Fund being required to approve the Proposal, indicated the Fund’s shareholders voted as follows:

A total of 1,870,408,397 shares of the Monteagle Informed Investor Growth Fund were entitled to vote on the Proposal.  A total of 937,074.607 shares constitute a quorum of voters for purposes of the proposal.  A total of 1,112,997.687 shares of the Monteagle Informed Investor Growth Fund were cast in favor of the proposal.

Mrs. Thompson certified the Results of the Vote.

The  President acknowledged a quorum present in person or by proxy, and there being sufficient votes cast in favor of the Proposal, announced that the Proposal was approved  by  the shareholders of the Monteagle Informed Investor Growth Fund and thereby ordered the Certificate of Result of Vote be duly annexed to the minutes of the Meeting.

VII.	Adjournment of the Meeting.

The President declared the floor open for any other business or necessary discussion.  There being none forthcoming, the President declared the Meeting adjourned.

/s/ David F. Ganley
David F. Ganley, Secretary

Submitted:  April 16, 2010

Approved:  April 22, 2010

Affidavit of Mailing

This is to certify that the Proxy Statement and Ballot for Monteagle Informed Investor Growth Fund, a series of the Monteagle Funds dated March 26, 2010 was mailed to all shareholders of record on March 26, 2010

By:

/s/ Lisa A. Ruczynski
Lisa A. Ruczynski
Director Shareholder Services